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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                             SECURITIES ACT OF 1934



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      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2001


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                        33-60032                62-1518973
(State of Incorporation)         (Commission File Number)     (I.R.S. Employer
                                                             Identification No.)



                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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ITEM 5.  OTHER EVENTS

         On September 26, 2001, the Registrant issued the following press release announcing its expectations relating to its July - September quarter earnings and announcing new credit arrangements.

NEWS FROM

(BUCKEYE TECHNOLOGY LOGO)


FOR IMMEDIATE RELEASE

                                       Contacts:                    Dave Ferraro
                                                                       President
                                                                    901-320-8115
                                                                Gordon Mitchell,
                                                      Investor Relations Manager
                                                                    901-320-8256
                                                       Website:  www.bkitech.com

BUCKEYE ANTICIPATES DECREASED JULY-SEPTEMBER EARNINGS, REPORTS STABILIZING PULP PRICING, AND MAKES NEW CREDIT ARRANGEMENTS

MEMPHIS, TN September 26, 2001 - Buckeye Technologies Inc. (NYSE: BKI) today announced that it expects to approximately break-even in the July-September quarter. The earnings decrease is the direct result of extremely low prices for fluff pulp and the soft worldwide economy which has been exacerbated by the recent terrorist attacks.

Buckeye Chairman Robert E. Cannon commented that, "Our decline in profitability reflects the cumulative impact of eight consecutive months of commodity wood pulp price reductions. These price reductions appear to have ended during September, and many observers believe we have reached the bottom of the cycle. We see signs that pulp markets are firming, and a number of producers have announced price increases. Our current results also reflect normal start-up expenses related to our new airlaid nonwovens machine in North Carolina."

Mr. Cannon also said, "Buckeye continues to have adequate liquidity for its operations. Some of our credit arrangements have been amended and we have closed a Cdn. $20 million loan with Toronto-Dominion. The Company's current credit availability is in excess of $30 million and additional funding is expected to be finalized prior to December 31, 2001."

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company has facilities in the United States, Germany, Canada, Ireland, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.


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         Also, on September 26, 2001, the Registrant issued the following press release announcing its scheduled conference call regarding its operating results for the first quarter of fiscal year 2002 ending September 30, 2001.

                                 CONFERENCE CALL
                                       FOR
                            BUCKEYE TECHNOLOGIES INC.


                              FIRST QUARTER RESULTS
                              ---------------------
                     We have scheduled a conference call for


                           THURSDAY, OCTOBER 18, 2001
                                9:30 A.M. CENTRAL

                Management participating on the call will include

                    ROBERT E. CANNON, CHIEF EXECUTIVE OFFICER
             DAVID B. FERRARO, PRESIDENT AND CHIEF OPERATING OFFICER
        GAYLE L. POWELSON, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                  GORDON MITCHELL, MANAGER, INVESTOR RELATIONS

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetfusion.com or via the Company's website homepage at www.bkitech.com. The replay will be archived on both websites through October 25, 2001.

In addition, persons interested in listening by telephone may dial in at (800) 967-7184 within the United States. International callers should dial (719) 457-2633. Participants should call no later than 9:15 a.m. CDT.

To listen to the telephone replay of the conference call, dial (888) 203-1112 or
(719) 457-0820. The passcode is 483491. The telephone replay will be available until midnight October 25, 2001.

A press release will be issued via Business Wire early the morning of October
18. If you do not receive a copy of this release, please contact Gordon Mitchell at (901) 320-8256.

We look forward to your participation.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  Not applicable.

         (b)      Pro forma financial information

                  Not applicable.

         (c)      Exhibits

         10.1 Amendment, dated September 7, 2001, to the Credit Agreement dated April 16, 2001 among Buckeye Technologies Inc.; Fleet National Bank; Toronto Dominion (Texas), Inc.; Bank of America, N.A.; First Union National Bank; and the other lenders party thereto. (1)

         10.2 Amendment, dated September 20, 2001, of German Purchase Agreement between, collectively, Buckeye Technologies Inc., Buckeye Steinfurt GmbH and Buckeye Holdings GmbH and, collectively, Walkisoft GmbH and UPM-Kymmene Ojy. (2)

         --------------

         (1) Incorporated by reference to Exhibit 10.10 of the Annual Report of Buckeye Technologies Inc. on Form 10-K for the year ended June 30, 2001.

         (2) Incorporated by reference to Exhibit 10.11 of the Annual Report of Buckeye Technologies Inc. on Form 10-K for the year ended June 30, 2001.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,


                                    BUCKEYE TECHNOLOGIES INC.


                                    /s/ Gayle L. Powelson
                                    --------------------------------------------
                                    Gayle L. Powelson
                                    Senior Vice President, Chief Financial
                                    Officer
                                    September 26, 2001